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                                                                     EXHIBIT 5.1

                                                                   LEGAL OPINION

                      KEGLER, BROWN, HILL & RITTER CO. LPA

                                  [letterhead]

                                 March 31, 1999

Reynard Motorsport, Inc.
8431 Georgetown Road, Suite 700
Indianapolis, Indiana   46268


Gentlemen:

         We have acted as counsel for Reynard Motorsport, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 3,240,000 shares of Common Stock, par value $.0001 per share (the "Shares") by the Company and up to 360,000 Shares by certain selling stockholders. In this connection, we have examined the Certificate of Incorporation, the Bylaws, the directors' and stockholders' minutes and the Registration Statement, amended, filed with the Securities and Exchange Commission, exhibits thereto, and such other documents as we have deemed necessary to the opinion hereinafter expressed.

         We are of the opinion that the Shares are duly authorized and, upon their sale as contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to Kegler, Brown, Hill & Ritter Co., L.P.A. appearing under the heading "Legal Matters" in the Registration Statement and any amendments thereto and the Prospectus of the Company relating to its public offering of the Shares. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            KEGLER, BROWN, HILL & RITTER


                                            By:  /s/ JACK A. BJERKE
                                                 --------------------
                                                     Jack A. Bjerke